Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Andrea Welch	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766
ASHFORD HOSPITALITY TRUST ANNOUNCES REINSTATEMENT AND
INCREASE IN STOCK REPURCHASE PROGRAM
DALLAS, September 27, 2011 — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that its Board of Directors has authorized the reinstatement of the Company’s Stock Repurchase Program with a $141.6 million increase, bringing the total authorization to $200 million (excluding fees, commissions and all other ancillary expenses). The plan provides for: (i) the repurchase of shares of the Company’s common stock, Series A preferred stock, Series D preferred stock and Series E preferred stock, and /or (ii) discounted purchases of outstanding debt obligations of the Company and its subsidiaries, including debt secured by the Company’s hotel assets.
“Our strategy continues to be one of preparedness in the event that the stock market turbulence continues,” commented Monty J. Bennett, Chief Executive Officer of Ashford Hospitality Trust. “In the past, we implemented share repurchases as the best use of our capital to create shareholder value, and are inclined to do so again if we see an opportunity.”
The Company intends to fund any repurchases or discounted debt purchases with the net proceeds from asset sales, cash flow from operations, existing cash on the balance sheet, and other sources. Repurchases of securities under this program will be made through the open market, or in privately negotiated transactions, from time to time in accordance with applicable laws and regulations. The manner, timing and amount of repurchases, if any, will be determined by the Company’s management and will depend on a variety of factors, including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements. The repurchase program may be modified or discontinued at any time.

Repurchases of common and preferred stock may be made under a Rule 10b5-1 plan, and in the case of repurchases of common stock, will be compliant with Rule 10b-18 of the Securities Exchange Act of 1934. Discounted debt purchases, if any, will occur from time to time, and will be subject to market conditions and negotiation with the Company’s current credit providers. While this repurchase program includes repurchases of the Company’s outstanding securities, it is not intended to be a going private transaction, and the Company will limit repurchases of securities such that, in no event, will this program have that effect.
Ashford is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure. Additional information can be found on the Company’s website at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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